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                                                                     EXHIBIT 12

                      FERRO CORPORATION AND SUBSIDIARIES
                      RATIO OF EARNINGS TO FIXED CHARGES

                                                                       MARCH                  MARCH
(DOLLARS IN THOUSANDS)                                                  2001                   2000
                                                                   -------------           -----------

       EARNINGS:
         PRE-TAX INCOME                                                21,879                   29,469
         ADD:  FIXED  CHARGES                                           8,761                    6,279
         LESS:  INTEREST  CAPITALIZATION                                 (270)                    (139)
                                                                      -------                  -------

  TOTAL EARNINGS                                                       30,370                   35,609
                                                                      =======                  =======


       FIXED  CHARGES:
         INTEREST  EXPENSE                                              7,848                    5,626
         INTEREST  CAPITALIZATION                                         270                      139
         INTEREST  PORTION  OF RENTAL EXPENSE                             643                      514
                                                                      -------                  -------

TOTAL FIXED CHARGES                                                     8,761                    6,279
                                                                      =======                  =======


  TOTAL EARNINGS                                                       30,370                   35,609


         DIVIDED  BY:
TOTAL FIXED CHARGES                                                     8,761                    6,279
                                                                      -------                  -------


      RATIO                                                              3.47                     5.67



NOTE: PREFERRED DIVIDENDS ARE EXCLUDED. AMORTIZATION OF DEBT EXPENSE AND DISCOUNTS AND PREMIUMS WERE DEEMED IMMATERIAL TO THE ABOVE CALCULATION.






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